Exhibit 99.1

Agrify Announces Agreement to Modify Its Credit Facility

New Terms Will Significantly Reduce Outstanding Debt and Provide Agrify with Additional Flexibility to Pursue Future Growth and Strategic Initiatives

BILLERICA, Mass., March 9, 2023 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced it has signed a definitive agreement with its institutional lender (the “Lender”) to amend its existing credit facility.

“One of our key objectives at the beginning of this year has been to mitigate our financial risk profile, and reducing our total debt is one of the key initiatives to achieve that objective,” said Raymond Chang, Chairman and CEO of Agrify. “We are proud of the confidence our Lender has shown in Agrify by taking up the opportunity to modify the facility terms. We expect that the modification will allow us to strengthen our balance sheet and reduce our interest expense by approximately $1 million annually so we can now better focus on our core competencies and continue on the path toward profitability.”

Key Transaction Terms

●	Significant reduction in outstanding principal from approximately $32 million to approximately $11.675 million after the repayment and exchange

●	Elimination of working capital and restricted cash covenants to allow the Company more flexibility to pursue future growth

●	Revision of merger & acquisition covenant to permit acquisitions using stock as consideration

●	Expected interest expense savings of approximately $1 million annually

Detailed Transaction Terms

Pursuant to the terms of the Securities Exchange Agreement by and between Agrify and the Lender, dated as of March 8, 2023 (the “Exchange Agreement”), at closing Agrify will (a) exchange $10.0 million of the balance of the senior secured promissory note issued to the Lender in August 2022 with an aggregate original principal amount of $35.0 million (the “August 2022 Note”) for a new senior secured convertible note (the “Convertible Note”) with an aggregate original principal amount of $10.0 million, and (b) prepay in cash approximately $10.3 million of the remaining balance of the August 2022 Note. After the repayment and exchange, the remaining principal of the August 2022 Note will have been reduced from approximately $32 million to approximately $11.67 million.

Pursuant to the Exchange Agreement, Agrify and the Lender have agreed to amend the terms of the August 2022 Note to allow for the removal of working capital and restricted cash covenants and a modification of the merger and acquisition restriction to permit acquisitions using stock as consideration.

The Convertible Note will be convertible at the option of the Lender at any time before its maturity date in August 2025. The conversion price will be a fixed price of $0.3820 per share, subject to customary adjustments for stock splits, rights plans, spin-offs, dividends, and similar transactions, which represents the Minimum Price as defined pursuant to applicable Nasdaq rules. The Lender may not exercise its conversion rights to the extent the resulting conversion would result in the Lender beneficially owning more than 4.99% of Agrify’s outstanding shares of common stock, which percentage may be increased to up to 9.99% under certain circumstances.

Should Agrify raise at least a further $8.0 million in equity before August 19, 2023, the Lender will be prohibited from exercising its right to redeem the August 2022 Note or the Convertible Note in August 2023. The Exchange Agreement provides that the Lender may, at its option, elect to exchange an additional $10.0 million in principal amount under the August 2022 Note for an additional $10.0 million principal amount convertible note on August 19, 2023. Agrify will also agree to repay at least a further $3.0 million of the August 2022 Note before December 31st, 2023, and any cash sweep from future equity raises will count towards the repayment.

The principal amounts of the August 2022 Note and the Convertible Note will be payable on their respective maturity dates, provided that the Lender will be entitled to a cash sweep of 30% of any proceeds received by Agrify in connection with any At-The-Market equity financing, which will reduce the outstanding principal amount under the respective notes. The Lender will be entitled to a cash sweep of 20% for all other equity issuances.

Both the August 2022 Note and the Convertible Note will earn interest at a 9.0% annualized interest rate, with interest to be paid monthly in cash.

The securities to be issued to the Lender will be issued under an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and will not be registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in the offering. There shall not be any sale of the securities described herein in any state or jurisdiction in which such offering, sale, or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agrify (Nasdaq:AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding Agrify’s ability to close the credit facility modification on a timely basis or at all, Agrify’s potential to be cash flow positive, the expected benefits and savings to be realized as a result of the credit facility modification, and Agrify’s ability to deliver solutions and services, including the development of new solutions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Agrify has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Investor Relations Inquiries

Caitlin Moakley Bricker

Chief of Staff

caitlin.moakley@agrify.com

(617) 733-0584

Media Inquiries

Rachel Soulsby

Vice President of Marketing

rachel.soulsby@agrify.com

(978) 660-9125

Source: Agrify